Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

Cynapsus Therapeutics Inc.

Corporate name / Dénomination sociale

955505-6

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Virginie Ethier

Director / Directeur

2016-01-01

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Industry Canada / Industrie Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

Cynapsus Therapeutics Inc.

2 - The province or territory in Canada where the registered office is situated *(do not indicate the full address)*

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue an unlimited number of Common shares, the rights, privileges, restrictions and conditions of which are set out in Schedule "A" attached hereto.

4 - Restrictions, if any, on share transfers

None.

5 - Minimum and maximum number of directors *(for a fixed number of directors, please indicate the same number in both boxes)*

Minimum number: 3 Maximum number: 15

6 - Restrictions, if any, on the business the corporation may carry on

None.

7 - Other provisions, if any

See attached Schedule "B".

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

- ○ 183 - Long form : approved by special resolution of shareholders
- ◉ 184(1) - Vertical short-form : approved by resolution of directors
- ○ 184(2) - Horizontal short-form : approved by resolution of directors

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
Cynapsus Therapeutics Inc.	435611-0	[signature]
Adagio Pharmaceuticals Ltd.	765181-3	[signature]

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Canada

ARTICLES OF AMALGAMATION
CYNAPSUS THERAPEUTICS INC.

SCHEDULE "A"

3. The classes and any maximum number of shares that the corporation is authorized to issue (continued)

(a) The holders of Common shares shall be entitled to one vote for each Common share held by them at all meetings of shareholders; and

(b) The holders of Common shares shall be entitled to receive the remaining property of the Corporation on dissolution.

ARTICLES OF AMALGAMATION
CYNAPSUS THERAPEUTICS INC.

SCHEDULE "B"

7. Other provisions, if any (continued)

The board of directors are hereby empowered from time to time to appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Form 2 / Formulaire 2

Initial Registered Office Address and First Board of Directors / Siège social initial et premier conseil d'administration

Canada Business Corporations Act (CBCA) (s. 19 and 106) / *Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)*

1 Corporate name
Dénomination sociale

Cynapsus Therapeutics Inc.

2 Address of registered office
Adresse du siège social

828 Richmond Street West
Toronto ON M6J 1C9

3 Additional address
Autre adresse

4 Members of the board of directors
Membres du conseil d'administration

See attached schedule / Voir l'annexe ci-jointe

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
Anthony Giovinazzo

Anthony Giovinazzo
416-848-4723

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Schedule / Annexe

Members of the board of directors / Membres du conseil d'administration

		Resident Canadian Résident Canadien
Rochelle Stenzler	828 Richmond Street West, Toronto ON M6J 1C9, Canada	Yes / Oui
Anthony Giovinazzo	828 Richmond Street West, Toronto ON M6J 1C9, Canada	Yes / Oui
Ilan Oren	828 Richmond Street West, Toronto ON M6J 1C9, Canada	No / Non
Perry Molinoff	828 Richmond Street West, Toronto ON M6J 1C9, Canada	No / Non
Tomer Gold	828 Richmond Street West, Toronto ON M6J 1C9, Canada	No / Non
Tamar Howson	828 Richmond Street West, Toronto ON M6J 1C9, Canada	No / Non
Ronald Hosking	828 Richmond Street West, Toronto ON M6J 1C9, Canada	Yes / Oui
Margaret Nan Hutchinson	828 Richmond Street West, Toronto ON M6J 1C9, Canada	No / Non